CONSULTING AGREEMENT
                              --------------------

            This Consulting Agreement (the "Agreement") is entered into as of the 23rd day of January, 2003, by and between J. Richard Tompkins (the "Consultant") and Middlesex Water Company (the "Company").

            WHEREAS, the Consultant has served as CEO of the Company up to his retirement as of January 31, 2003; and

            WHEREAS, the Company desires to enter into a consulting agreement with the Consultant following his retirement upon the terns and conditions set forth herein; and

            WHEREAS, at the time of his retirement, the Consultant was the beneficial owner of 10,950 shares of Restricted Stock of the Company which is held by the Company in escrow (the "Restricted Stock"); and

            WHEREAS, the Company has the right to reacquire those shares of Restricted Stock which were not held by the Consultant for five years prior to his retirement from the Company; and

            WHEREAS, the Consultant has requested the Company to waive its right to reacquire the Restricted Stock, and the Company has agreed to consider such request subject to the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein; and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

            1. The Consultant hereby acknowledges that the Company has the right to reacquire the Restricted Stock upon the Consultant's retirement at no cost to the Company. In consideration of the terms and conditions set forth herein, the Company is willing to waive its right to reacquire such Restricted Stock and is willing to distribute the Restricted Stock to the Consultant at such times and upon such terms as hereinafter set forth.

            2. Commencing February 1, 2003 and continuing up to and including January 31, 2004, the Consultant shall act as a consultant to the Company for which he will receive a fee of $50,000 per year. Although the parties have not specified a fixed time for such consulting services, it is contemplated that the Consultant will be available for such consulting services approximately three days per month based on a value of approximately $1,200 to $1,500 per day.




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            3.          During the consulting period, the Consultant will be
                        available to review correspondence, render advice on projects as requested by the Company, attend various meetings as requested by the Company, and in general, to perform any and all such other services as the Company may reasonably require of the Consultant as a consultant to the Company.

            4. During the period of the consulting agreement referred to above, and continuing for a two-year period thereafter, the Consultant agrees that he will not directly, or indirectly, in any individual or representative capacity, carry on, engage or participate in any business in the State of New Jersey and Delaware that is in direct competition in any manner whatsoever with the business of the Company, except as may be expressly agreed to in writing by the Company.

            5. Unless the Consultant fails to perform his obligations and duties as set forth in this Agreement, the Company agrees to release from escrow and to distribute shares of Restricted Stock to the Consultant in accordance with the following schedule:

                           |X|  On October 1,           2003 -  2,750 Shares
                           |X|  On October 1,           2004 -  2,750 Shares
                           |X|  On October 1,           2005 -  2,750 Shares
                           |X|  On February 1, 2006 -   2,700 Shares

            6. In the event of the disability (as defined under the Company's 1989 Restricted Stock Plan, as the same may be amended from time to time, herein the "Plan") of the Consultant during the term of this Agreement, or in the event of a Change in Control Event as defined in the Plan, the right of the Company to reacquire the Restricted Stock shall lapse and cease to be effective. Upon the occurrence of either such event, the balance of the Restricted Stock shall be released from escrow and delivered to the Consultant. Additionally, in the event that the Consultant should die during the term of this Agreement, the right of the Company to reacquire the Restricted Stock shall lapse and cease to be effective, and the balance of the Restricted Stock then held in escrow shall be paid to the Consultant's beneficiary as provided for under the Plan.

            7. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof, and this Agreement supercedes all prior communications, representations or agreements, verbal or written between the parties relating to the subject matter hereof.


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            8.          This Agreement is for the benefit of the Consultant and
                        the Company and will be governed by and construed in accordance with the laws of the State of New Jersey. Neither party may assign or otherwise transfer its rights or delegate its duties under this Agreement without prior written consent, and any attempt to do so without consent is void.

            9. Each party acknowledges that he or it has had the opportunity to review the provisions of this Agreement with independent advisors (financial, legal or otherwise) prior to the execution of this Agreement by each such party.

            IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

                                                MIDDLESEX WATER COMPANY

                                                By:      /s/ Dennis G. Sullivan
                                                         ----------------------
                                                            Dennis G. Sullivan
                                                            President



                                                By:      /s/ J. Richard Tompkins
                                                         -----------------------
                                                            J. Richard Tompkins